Exhibit 99.1

GameSquare Holdings Reports 2023 Results

Revenue increased 85% year-over-year to an annual record of $52 million, reflecting the contribution from the Engine Gaming acquisition, and organic growth

April 16, 2024, FRISCO, TX – GameSquare Holdings, Inc. (NASDAQ: GAME), (“GameSquare”, or the “Company”), today announced financial results for the twelve-months ended December 31, 2023.

“2023 was a historic year for GameSquare as we executed against an M&A strategy focused on building a next-generation media business by acquiring industry leading technology, media, and creative assets. Over the past 12 months, we have completed two transformative acquisitions including Engine Gaming in April 2023, and FaZe Clan in March 2024. As part of our strategy, we successfully sold certain non-core radio business assets for a total consideration of $3.4 million in December 2023 and our esports team Complexity Gaming for a total consideration of $10.4 million in March 2024. These actions reflect the innovative platform we are creating that takes advantage of large, rapidly growing global trends in content, gaming, and events,” said Justin Kenna, CEO of GameSquare.

“Our 2023 results reflect the investments made to optimize our model and the contribution of Engine Gaming, while we also navigated a challenging advertising and media market environment. Specifically, brands reigned in their budgets during the fourth quarter, which caused two brand partners to pull their campaigns – each were expected to contribute high-margin, multi-million-dollar revenue in the fourth quarter. In addition, we restructured our sales and marketing organization to better align with our new operating model, which had an impact on our pipeline and further reduced revenue opportunities. Despite these impacts, our team has maintained strong relationships and supported our pipeline. As a result, we believe our media business is well positioned, once the market environment improves, for accelerating growth,” Mr. Kenna continued.

“While we expect the 2024 first quarter will be affected by the asset sale, costs associated with the FaZe acquisition, and the realignment of our sales and marketing infrastructure, we believe 2024 will be a good year of growth and enhanced profitability. We are focused on quickly executing against an exciting growth strategy, expanding the FaZe Brand, and eliminating costs to create lasting value for our shareholders. We believe our shareholders will see the power of our recent acquisitions and new operating model throughout 2024 and I am excited by the direction we are headed,” concluded Mr. Kenna.

Twelve months ended December 31, 2023, compared to December 31, 2022

●	Revenue of $52.0 million, compared to $28.1 million
●	Gross profit of $13.4 million, compared to $9.7 million
●	Net loss of $31.3 million, compared to a net loss of $18.1 million
●	Adjusted EBITDA loss of $15.0 million, compared to a loss of $13.2 million
●	Adjusted EBITDA loss was 28.8% of revenue versus 47.2% of revenue last year

2024 Annual Guidance

●	Management expects over $100 million in annual revenue and annual gross margin to range between 22.5% to 27.5% for 2024
●	2024’s annual guidance is based on a pro-forma basis and includes a full 12 months of contribution from FaZe Clan, which was acquired on March 7, 2024.

Conference Call Details

Justin Kenna, CEO, Lou Schwartz, President, and Mike Munoz CFO are scheduled to host a conference call with the investment community. Analysts and interested investors can join the call via the details below:

Date: April 16, 2024

Time: 5:00 pm ET

Webcast: https://services.choruscall.ca/links/gamesquare2023q4.html

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com

About GameSquare Holdings, Inc.

GameSquare’s (NASDAQ: GAME) mission is to revolutionize the way brands and game publishers connect with hard-to-reach Gen Z, Gen Alpha, and Millennial audiences. Our next generation media, entertainment, and technology capabilities drive compelling outcomes for creators and maximize our brand partners’ return on investment. Through our purpose-built platform, we provide award winning marketing and creative services, offer leading data and analytics solutions, and amplify awareness through FaZe Clan, one of the most prominent and influential gaming organizations in the world. With an audience reach of 1 billion digitally native consumers across our media network and roster of creators, we are reshaping the landscape of digital media and immersive entertainment. GameSquare’s largest investors are Dallas Cowboys owner Jerry Jones and the Goff family.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future performance and revenue; continued growth and profitability; the Company’s ability to execute its business plan; and the proposed use of net proceeds of the Offering. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company being able to grow its business and being able to execute on its business plan, the Company being able to complete and successfully integrate acquisitions, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties including impact of the COVID-19 pandemic and any variants. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

GameSquare Holdings, Inc.

Consolidated Balance Sheets

	December 31, 2023	December 31, 2022
Assets
Cash	$2,945,373	$977,413
Restricted cash	47,465	-
Accounts receivable, net	16,459,684	8,114,542
Government remittances	1,665,597	107,660
Contingent consideration, current	207,673	-
Prepaid expenses and other current assets	916,740	897,145
Total current assets	22,242,532	10,096,760
Investment	2,673,472	-
Contingent consideration, non-current	293,445	-
Property and equipment, net	2,464,633	3,001,883
Goodwill	16,303,989	-
Intangible assets, net	18,574,144	4,609,837
Right-of-use assets	2,159,693	2,495,333
Total assets	$64,711,908	$20,203,813
Liabilities and Shareholders’ Equity
Accounts payable	$23,493,472	$4,848,854
Accrued expenses and other current liabilities	5,289,149	3,180,208
Consideration payable	-	260,000
Players liability account	47,465	-
Deferred revenue	1,930,028	1,092,982
Current portion of operating lease liability	367,487	336,229
Credit facility payable	-	802,328
Line of credit	4,518,571	-
Warrant liability	102,284	-
Arbitration reserve	428,624	-
Total current liabilities	36,177,080	10,520,601
Convertible debt carried at fair value	8,176,928	-
Operating lease liability	1,994,961	2,362,448
Deferred tax liability	-	55,096
Total liabilities	46,348,969	12,938,145
Commitments and contingencies (Note 19)
Preferred stock (no par value, unlimited shares authorized, zero shares issued and outstanding as of December 31, 2023 and 2022, respectively)	-	-
Common stock (no par value, unlimited shares authorized, 12,989,128 and 6,352,270 shares issued and outstanding as of December 31, 2023 and 2022, respectively)	-	-
Additional paid-in capital	91,915,169	49,672,443
Accumulated other comprehensive loss	(132,081)	(269,053)
Accumulated deficit	(73,420,149)	(42,137,722)
Total shareholders’ equity	18,362,939	7,265,668
Total liabilities and shareholders’ equity	$64,711,908	$20,203,813

GameSquare Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Year ended December 31,
	2023	2022
Revenue	$51,997,642	$28,082,009
Cost of revenue	38,551,874	18,425,393
Gross profit	13,445,768	9,656,616
Operating expenses:
General and administrative	21,553,039	17,450,879
Selling and marketing	6,481,027	7,089,595
Research and development	2,149,529	-
Depreciation and amortization	3,294,015	2,306,661
Restructuring charges	545,456	-
Goodwill and intangible asset impairment	7,024,000	701,423
Other operating expenses	3,065,021	355,417
Total operating expenses	44,112,087	27,903,975
Loss from continuing operations	(30,666,319)	(18,247,359)
Other income (expense), net:
Interest expense	(696,028)	(169,570)
Loss on debt extinguishment	(2,204,737)	-
Change in fair value of convertible debt carried at fair value	538,354	-
Change in fair value of investment	(515,277)	-
Change in fair value of warrant liability	968,757	-
Arbitration settlement reserve	1,041,129	-
Other income (expense), net	(103,463)	35,273
Total other income (expense), net	(971,265)	(134,297)
Loss from continuing operations before income taxes	(31,637,584)	(18,381,656)
Income tax benefit	55,096	304,369
Net loss from continuing operations	(31,582,488)	(18,077,287)
Net income (loss) from discontinued operations	300,061	(29,841)
Net loss	(31,282,427)	(18,107,128)
Net income attributable to non-controlling interest	-	(13,718)
Net loss attributable to GameSquare Holdings, Inc.	$(31,282,427)	$(18,120,846)

Comprehensive loss, net of tax:
Net loss	$(31,282,427)	$(18,107,128)
Change in foreign currency translation adjustment	136,972	(405,034)
Comprehensive loss	(31,145,455)	(18,512,162)
Comprehensive income attributable to non-controlling interest	-	(13,718)
Comprehensive loss attributable to GameSquare Holdings, Inc.	$(31,145,455)	$(18,525,880)

Income (loss) per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution:
From continuing operations	$(2.84)	$(3.26)
From discontinued operations	0.03	(0.01)
Loss per common share attributable to GameSquare Holdings, Inc. - basic and assuming dilution	$(2.81)	$(3.26)
Weighted average common shares outstanding - basic and diluted	11,119,900	5,557,690

Management’s use of Non-GAAP Measures

This release contains certain financial performance measures, including “EBITDA” and “Adjusted EBITDA,” that are not recognized under accounting principles generally accepted in the United States of America (“GAAP”) and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of these measures to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.

We believe EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “EBITDA” as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense.

Adjusted EBITDA

We believe Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and other non-cash items, including, but not limited to (i) share based compensation expense, (ii) transaction costs related to merger and acquisition activities, (iii) arbitration settlement reserves and other non-recurring legal settlement expenses, (iv) restructuring costs, primarily comprised of employee severance resulting from integration of acquired businesses, (v) impairment of goodwill and intangible assets, (vi) gains and losses on extinguishment of debt, (vii) change in fair value of assets and liabilities adjusted to fair value on a quarterly basis, and (viii) gains and losses from discontinued operations.

Reconciliation of Non-GAAP Measures

A reconciliation of Adjusted EBITDA to the most directly comparable measure determined under US GAAP is set out below.

	Year ended December 31,
	2023	2022
Net loss	$(31,282,427)	$(18,107,128)
Interest expense	696,028	169,570
Income tax benefit	(55,096)	(304,369)
Amortization and depreciation	3,294,015	2,306,661
Share-based payments	1,735,630	1,599,909
Change in provision for reclamation deposit	-	16,895
Transaction costs	3,019,373	-
Arbitration settlement reserve	(1,041,129)	-
Restructuring costs	545,456	-
Legal settlement	186,560	-
Gain on disposition of assets	(40,794)	-
Impairment on goodwill and intangibles	7,024,000	701,423
Loss on extinguishment of debt	2,204,737	-
Change in fair value of contingent consideration	45,648	338,522
Change in fair value of investment	515,277	-
Change in fair value of warrant liability	(968,757)	-
Change in fair value of convertible debt carried at fair value	(538,354)	-
Loss on disposition of assets available for sale	-	29,841
Gain from discontinued operations	(300,061)	-
Adjusted EBITDA	$(14,959,894)	$(13,248,676)